FOR IMMEDIATE RELEASE

Pep Boys to Attend BB&T Automotive Aftermarket Conference

- Updates Investor Presentation -

PHILADELPHIA - July 27, 2012 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket service and retail chain, today announced that it will attend the BB&T Car Talk in the City conference to be held on August 15, 2012 at the InterContinental New York Barclay Hotel.

In preparation for the upcoming conference, the Company updated its investor presentation, which is available on the Company's website at www.pepboys.com.

About Pep Boys

Since 1921, Pep Boys has been the nation's leading automotive aftermarket chain. With approximately 7,200 service bays in more than 735 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 1-800-PEP-BOYS (1-800-737-2697) or by visiting www.pepboys.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

###

Investor Contact:

Mike Melia

(215) 430-9459

Email: investorrelations@pepboys.com

Media Contact:

Regina M. Tracy

(215) 430-9081

Email: mediarelations@pepboys.com